XZERES Appoints David Hofflich as Chief Executive Officer

WILSONVILLE, ORE., August 26, 2014 ─ XZERES Corp. (OTCQB: XPWR), a global renewable energy solutions company, has appointed David Hofflich as chief executive officer, succeeding Frank Greco who will remain president. Hofflich will assume Greco’s board seat.

Hofflich is a seasoned financial executive with more than 20 years of experience in multiple industries, including facets of the energy, manufacturing, and distribution. Hofflich has served as interim CEO, CFO, CRO and advisor to numerous publicly and privately-owned companies. He has been recognized for implementing successful strategies in complex business environments and turn-around situations which have created significant enterprise value.

He has been serving as a strategic consultant to XZERES for more than a year, playing a key role in the company’s capitalization and acquisition of Skystream and establishing an exclusive license agreement with Argosy Wind Power. Through these in depth strategies, he has developed a strong working knowledge of the company’s operations, allowing a smooth integration into his new role as CEO.

With Greco remaining as president, this corporate change will enable Frank to focus on operations and more importantly technical sales and evolving global business development activities. “I have had the pleasure of working closely with David over the past year,” noted Greco. “As the company’s new CEO, I’m confident he will further focus and drive its expanding opportunities around the world. XZERES has positioned itself with various strategies in an increasing number of market opportunities, including the growing Asian wind market in Japan, Vietnam, India, Philippines as well as in Europe and the Americas. David’s tenacity and capabilities will help us effectively pursue the rapidly growing number of opportunities around the world.”

Hofflich earlier served as a director at Alix Partners, a global business advisory firm, and Getzler Henrich & Associates, an early pioneer in the turnaround and restructuring sector. Additionally he was a partner at Tatum, an advisory firm comprised of senior operating executives who provide hands-on strategic, financial and technology leadership. Earlier in his career, he served as a controller at UBS Warburg and a senior auditor at Arthur Andersen. He is a certified public accountant, and received his Bachelor of Science in Accounting from SUNY Binghamton and MBA in Finance from Fordham University.

“Over the course of the last year, XZERES has made tremendous progress building a global sales network which is supported by a world class engineering and technical team,” said Hofflich. “The company has increased its product offering, transitioning from being a one product company operating in only a few markets to now working on a substantial pipeline of global opportunities with a full range of energy solutions. Given the company’s growing sales momentum and backlog, looking ahead we see these efforts producing significant revenue growth and profitability.”

About XZERES

XZERES Corp. is a global renewable energy company. The company designs and manufactures on- and off-grid distributed wind turbine systems as well as energy efficiency solutions for commercial, light industrial and residential markets. XZERES’ products reduce energy costs and carbon footprints. Headquartered in Wilsonville, Oregon, XZERES’ international distribution network supports the deployment of its products in 110 countries and on all seven continents. For more information please visit www.xzeres.com

About XZERES Turbines

XZERES’ Skystream 2.4, XZERES 10, and XZERES 50 wind turbines are the best-in-class small scale wind turbines for agricultural, residential, small business and micro-grid applications. With over 9,300 installations, XZERES turbines are the leading, small-scale wind energy solutions.

Forward-Looking Statements and Safe Harbor Statement:

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under "Risk Factors" in the Company's filings made with the Securities Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements and the Company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Investor Relations Contact:
Liolios Group, Inc.
Ron Both
Tel 1-949-574-3860
XPWR@liolios.com